UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported):
February 24, 2006 (February 21, 2006)
RANGE RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-9592 (Commission File Number)	34-1312571 (IRS Employer Identification No.)

777 Main Street, Suite 800 Ft. Worth, Texas (Address of principal executive offices)	76102 (Zip Code)
Registrant’s telephone number, including area code: (817) 870-2601
(Former name or former address, if changed since last report): Not applicable
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEMS 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
     On February 21, 2006, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Range Resources Corporation (the “Company”) authorized and approved the annual base salary for 2006 of Roger S. Manny, Senior Vice President and Chief Financial Officer, of $270,000. Furthermore, the Compensation Committee approved 2005 performance bonuses for our named executive officers as follows: John H. Pinkerton, President and Chief Executive Officer — $576,000; Jeffrey L. Ventura, Executive Vice President and Chief Operating Officer — $360,000; Roger S. Manny, Senior Vice President and Chief Financial Officer — $200,000; Rodney L. Waller, Senior Vice President, Chief Governance Officer and Secretary — $180,000; and Chad L. Stephens, Senior Vice President — Corporate Development — $180,000. Of these bonus amounts, 25% was placed in each such officer’s deferred compensation account, either in restricted common stock or cash, in accordance with such officer’s election, to vest on January 2, 2007. The restricted common stock issued to such officers was issued at a per share price of $25.10, the latest closing price per share of our common stock on the New York Stock Exchange as of February 21, 2006, the date on which the bonuses were approved.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RANGE RESOURCES CORPORATION
By:	/s/ Rodney L. Waller
Rodney L. Waller
Senior Vice President

Date: February 24, 2006